SUB-INVESTMENT ADVISORY AGREEMENT
BETWEEN ASTON ASSET MANAGEMENT, LLC
AND SILVERCREST ASSET MANAGEMENT GROUP LLC
       SUB-INVESTMENT ADVISORY AGREEMENT (the "Agreement") made
this 30th day of May, 2014 by
and between ASTON ASSET MANAGEMENT, LLC (hereinafter referred to as the "Investment Adviser") and
SILVERCREST ASSET MANAGEMENT GROUP LLC (hereinafter referred to as the "Subadviser"), which
Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.
W I T N E S S E T H:
       WHEREAS, the Investment Adviser has been retained by
Aston Funds, a Delaware statutory trust (the
"Trust"), a registered management investment company under the Investment Company Act of 1940, as amended
(the "1940 Act"), to provide investment advisory services to the Trust with respect to certain series of the Trust set forth in Schedule A hereto as may be amended from time to time (hereinafter referred to as a "Fund" and, collectively, the "Funds" of the Trust);
       WHEREAS, the Investment Adviser wishes to enter into a contract with the Subadviser to provide research, analysis, advice and recommendations with respect to the purchase and sale of securities, and make
investment commitments with respect to all of the Funds' assets
(the "Allocated Assets"), which shall be allocated
to the Subadviser by the Investment Adviser pursuant to the
terms of this Agreement, subject to oversight by the
Trustees of the Trust and the supervision of the Investment
Adviser.
       NOW THEREFORE, in consideration of the mutual agreements herein contained, and intending to be bound, the parties agree as follows:
       1.	In accordance with the Investment Advisory Agreement
between the Trust and the Investment
Adviser ("Investment Advisory Agreement") with respect to the
Funds, the Investment Adviser hereby appoints the
Subadviser to act as subadviser with respect to the Allocated
Assets for the period and on the terms set forth in this
Agreement.  The Subadviser accepts such appointment and agrees to render the services set forth herein, for the
compensation provided herein.
       2.	As compensation for the services enumerated herein,
the Investment Adviser will pay the
Subadviser a fee with respect to the Allocated Assets, which shall be calculated and payable monthly in arrears
based on the average daily net assets of the Fund, in an amount equal to 50% of the positive difference, if any, of
(x) the advisory fee payable to the Investment Adviser with
respect to the Allocated Assets of the Fund (before
reduction of the fee payable to Subadviser) minus (y) the sum of:  (i) any investment advisory fees waived by the
Investment Adviser pursuant to an expense limitation or
reimbursement agreement with the Fund, (ii) any
reimbursement of expenses by the Investment Adviser pursuant to an expense limitation or reimbursement
agreement with the Fund, and (iii) any payments made by the Investment Adviser to third parties that provide distribution, shareholder services or similar services on behalf of the Fund.  If the foregoing calculation results in a
negative amount, such amount shall be payable by the Subadviser within 30 days of receipt of notice from the
Investment Adviser, which notice shall include the basis for the calculation. All payments to be made by Investment
Adviser will be due and payable within thirty (30) days of the receipt of the advisory fee payable to the Investment
Adviser by the Fund.
       For the purposes of this Agreement, a Fund's "net assets" shall be determined as provided in the Fund's then-current Prospectus (as used herein, this term includes the related Statement of Additional Information).
       If this Agreement shall become effective subsequent to
the first day of a month, or shall terminate before
the last day of a month, the Subadviser's compensation for such fraction of the month shall be prorated based on the number of calendar days of such month during which the Agreement is effective.
       3.	This Agreement shall become effective with respect to
a Fund as of the date set forth opposite the
Fund's name as set forth on Schedule A hereto (the "Effective
Date"), provided that it has been approved by the
Trustees of the Trust in accordance with the provisions of the
1940 Act and the rules thereunder and, if so required
by the 1940 Act and the rules thereunder, by the shareholders of the Fund in accordance with the requirements of the
1940 Act and the rules thereunder.
       4.	This Agreement shall continue in effect for the
initial term set forth in Schedule A.  It shall be
renewed automatically thereafter with respect to a Fund by the Investment Adviser and the Subadviser for
successive periods not exceeding one year, if and only if such renewal and continuance is specifically approved at least annually by the Board of Trustees of the Trust or by a vote of the majority of the outstanding voting securities
of the Fund as prescribed by the 1940 Act and provided further that such continuance is approved at least annually
thereafter by a vote of a majority of the Trust's Trustees, who are not parties to such Agreement or interested
persons of such a party, cast in person at a meeting called for the purpose of voting on such approval.  This
Agreement will terminate with respect to a Fund without the
payment of any penalty upon termination of the
Investment Advisory Agreement relating to the Fund by either party thereto (accompanied by simultaneous notice to
the Subadviser) or upon sixty days' written notice to the
Subadviser that the Trustees of the Trust, the Investment
Adviser or the shareholders by vote of a majority of the
outstanding voting securities of the Fund, as provided by the
1940 Act, have terminated this Agreement. Notwithstanding the foregoing, this Agreement may be terminated upon less than sixty days' notice to the Subadviser upon a material breach of this Agreement or if the Trustees determine
that other circumstances have, or likely will have, a material adverse effect on the Subadviser's abilities to perform its obligations hereunder, including without limitation,
notification of the departure of a portfolio manager of the
Fund or other key personnel change. This Agreement may also be terminated by the Subadviser with respect to a
Fund without penalty upon sixty days' written notice to the Investment Adviser and the Trust.
       This Agreement shall terminate automatically with respect
to a Fund in the event of its assignment or, upon
notice thereof to the Subadviser, the assignment of the
Investment Advisory Agreement, unless its continuation
thereafter is approved by the Board of Trustees of the Trust and the shareholders of the Fund if so required by the
1940 Act (in each case as the term "assignment" is defined in
Section 2(a)(4) of the 1940 Act, subject to such
exemptions as may be granted by the Securities and Exchange Commission ("SEC") by any rule, regulation, order or interpretive guidance).
       5.	Subject to the oversight of the Board of Trustees of
the Trust and the Investment Adviser, the
Subadviser will provide an investment program for the Allocated Assets, including investment research and management with respect to securities and investments, including cash and cash equivalents, and will determine
from time to time what securities and other investments will be purchased, retained or sold. The Subadviser will provide the services under this Agreement to each Fund in
accordance with such Fund's investment objective,
policies and restrictions as stated in the then-current
Prospectus. The Subadviser further agrees that, in all matters relating to the performance of this Agreement, it:
              (a)	shall act in conformity with the Trust's
Declaration of Trust, By-Laws and currently
effective registration statements under the 1940 Act and the Securities Act of 1933 (the "1933 Act") and any
amendments or supplements thereto (the "Registration
Statements") and with the written policies, procedures and
guidelines of each Fund, and written instructions and directions of the Trustees of the Trust and shall comply with
the requirements of the 1940 Act and the Investment Advisers Act of 1940 (the "Advisers Act") and the rules
thereunder, and all other applicable federal and state laws and regulations. The Investment Adviser, on behalf of the
Trust, agrees to provide Subadviser with copies of the Trust's Declaration of Trust, By-Laws, Registration
Statements, written policies, procedures and guidelines, and written instructions and directions of the Trustees, and
any amendments or supplements to any of them at, or, if
practicable, before the time such materials, instructions or directives become effective;
              (b)	will maintain at all times during the term
of this Agreement, in full force and effect,
insurance, including without limitation errors and omissions insurance, with reputable insurance carriers, in such amounts, covering such risks and liabilities, and with such deductibles and self-insurance as are consistent with customary industry practice;
              (c)	will pay expenses incurred by it in
connection with its activities under this Agreement
other than the cost of securities and other investments
(including brokerage commissions and other transaction
charges, if any) purchased for each Fund, provided that the Subadviser will not pay for or provide a credit with respect to any research provided to it in accordance with
Section 5(d);
              (d)	will place orders pursuant to its investment
determinations for the Allocated Assets either
directly with any broker or dealer, or with the issuer.  In
placing orders with brokers or dealers, the Subadviser will
attempt to obtain the best overall price and the most favorable execution of its orders under the circumstances.
Subject to policies established by the Trustees of the Trust and communicated to the Subadviser, it is understood that the Subadviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or in
respect of a Fund, or be in breach of any obligation owing to the Investment Adviser or the Trust or in respect of a
Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for
effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Subadviser
determines in good faith that the commission paid was reasonable in relation to the brokerage or research services
(as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 and interpretive guidance issued by the SEC thereunder) provided by such member, broker or
dealer, viewed in terms of that particular transaction or
the Subadviser's overall responsibilities with respect to the accounts, including the Fund, as to which it exercises investment discretion;
              (e)	will review the daily valuation of
securities comprising the Allocated Assets of each
Fund as obtained on a daily basis by the Fund's administrator and furnished by it to Subadviser, and will promptly
notify the Trust and the Investment Adviser if the Subadviser believes that any such valuations may not properly reflect the market value of any securities owned by the Fund, provided, however, that the Subadviser is not required by this subparagraph to obtain valuations of any such securities from brokers or dealers or otherwise, or to otherwise
independently verify valuations of any such securities;
              (f)	unless otherwise instructed, will be
responsible for voting all proxies of the Allocated
Assets in accordance with the Proxy Voting Policies and
Guidelines of Subadviser (the "Proxy Policy"), provided
that such Proxy Policy and any amendments thereto are furnished to the Trust;
              (g)	will attend regular business and investment-
related meetings with the Trust's Board of
Trustees and the Investment Adviser if requested to do so by the Trust and/or the Investment Adviser, and at its
expense, shall supply the Board, the officers of the Trust, and the Investment Adviser with all information and
reports reasonably required by them and reasonably available to the Subadviser relating to the services provided by
the Subadviser hereunder;
              (h)	will maintain books and records with respect
to the securities transactions for the
Allocated Assets of each Fund and proxy voting record for the Allocated Assets of the Fund, furnish to the
Investment Adviser and the Trust's Board of Trustees such
periodic and special reports as they may request with
respect to the Fund, and provide in advance to the Investment
Adviser all of the Subadviser's reports to the Trust's
Board of Trustees for examination and review within a reasonable time prior to the Trust's Board meetings; and
              (i)	will pay expenses incurred by the Trust for
any matters related to any transaction or event
that is deemed to result in a change of control of the
Subadviser or otherwise result in the assignment of the Sub-Investment Advisory Agreement under the 1940 Act.
       6.	The Investment Adviser or its affiliates may, from
time to time, engage other subadvisers to advise
other series of the Trust (or portions thereof) or other
registered investment companies (or series or portions thereof)
that may be deemed to be under common control (each a "Sub-
Advised Fund").  The Subadviser agrees that it will
not consult with any other subadviser engaged by the Investment Adviser or its affiliates with respect to transactions in securities or other assets concerning a Fund or another Sub-Advised Fund, except to the extent permitted by the rules under the 1940 Act that permit certain transactions with a subadviser or its affiliates.
       7.	Subadviser agrees with respect to the services
provided to each Fund that:
              (a)	it will promptly communicate to the
Investment Adviser such information relating to
Fund transactions as the officers and Trustees of the Trust may reasonably request and as communicated to the
Subadviser;
              (b)	it will treat confidentially and as
proprietary information of the Trust all records and other information relative to each Fund and its prior, present or potential shareholders ("Confidential Information"), will
comply at all times with all applicable laws and regulations relating to the confidentiality of "nonpublic personal
information" (including, to the extent that the Subadviser
receives "nonpublic personal information" with respect to shareholders of the Fund, the Gramm-Leach-Bliley Act or other federal or state privacy laws and the regulations
promulgated thereunder), and will not use such Confidential Information for any purpose other than the performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval may not be withheld where Subadviser is advised by internal or external counsel that the Subadviser
may be exposed to civil or criminal contempt or other
proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust); and
              (c)	during the term of this Agreement and for a
period of eighteen (18) months following the
termination of this Agreement, Subadviser (and its directors, officers, stockholders, employees, and agents) will not, directly or indirectly, solicit or induce any person that the Subadviser knows or reasonably should know to be a shareholder of the Fund, to be withdrawn from investment in any series of the Trust except to the extent the
Subadviser can demonstrate that those shareholders were, at the time of their investment in the Fund, already
existing clients of Subadviser.
       8.	Each party represents and warrants to the other party
as follows:
              (a)	that the execution, delivery and performance
of this Agreement are within its powers and
have been duly authorized by all necessary actions of its
directors or members, and no action by, or in respect of, or filing with, any governmental body, agency or official is
required on the part of such party for execution, delivery
and performance of this Agreement by such party, and the
execution, delivery and performance by such party of this
Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) such party's governing
instruments, or (iii) any agreement, judgment, injunction,
order,
decree or other instrument binding upon such party; and
              (b)	that it is registered as an investment
adviser with the SEC.
       9.	In compliance with the requirements of Rule 31a-3
under the 1940 Act, Subadviser acknowledges
that all records which it maintains for the Trust are the
property of the Trust and agrees to surrender promptly to the
Trust any of such records upon the Trust's request, provided that Subadviser may retain copies thereof at its own
expense. Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940
Act relating to transactions placed by Subadviser
for the Fund. Subadviser further agrees to maintain each Fund's proxy voting record with respect to the Allocated
Assets in a form mutually agreeable between the parties and
which contains the information required by Form N-PX
under the 1940 Act.
       10.	It is expressly understood and agreed that the
services to be rendered by the Subadviser to the
Investment Adviser under the provisions of this Agreement are not to be deemed to be exclusive, and the Subadviser
shall be free to provide similar or different services to others so long as its ability to provide the services provided
for in this Agreement shall not be materially impaired thereby.
In addition, but without limiting any separate
agreement between the Subadviser and the Investment Adviser to the contrary, nothing in this Agreement shall limit
or restrict the right of any director, officer, or employee of the Subadviser who may also be a Trustee, officer, or
employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the
management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
       11.	The Investment Adviser agrees that it will
furnish currently to the Subadviser all information with
reference to each Fund and the Trust that is reasonably
necessary to permit the Subadviser to carry out its
responsibilities under this Agreement, and the parties agree that they will from time to time consult and make
appropriate arrangements as to specific information that is
required under this paragraph and the frequency and
manner with which it shall be supplied. Without limiting the generality of the foregoing, Investment Adviser will furnish to Subadviser procedures consistent with the Trust's contract with each Fund's custodian from time to time
(the "Custodian"), and reasonably satisfactory to Subadviser, for consummation of portfolio transactions for each
Fund by payment to or delivery by the Custodian of all cash
and/or securities or other investments due to or from the
Fund, and Subadviser shall not have possession or custody
thereof or any responsibility or liability with respect to
such custody. Upon giving proper instructions to the Custodian, Subadviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.
       12.	The Subadviser and its directors, officers,
stockholders, employees and agents shall not be liable
for any error of judgment or mistake of law or for any loss
suffered by the Investment Adviser or the Trust
(including on behalf of a Fund) in connection with any matters to which this Agreement relates or for any other act
or omission in the performance by the Subadviser of its duties under this Agreement except that nothing herein
contained shall be construed to protect the Subadviser against any liability by reason of the Subadviser's willful
misfeasance, bad faith, or gross negligence in the performance of its duties or by reckless disregard of its obligations
or duties under this Agreement.
       13.	Each party shall indemnify and hold harmless the
other party and its respective control persons (as
described in Section 15 of the 1933 Act) and their respective directors, stockholders, members and employees
(collectively, "Indemnitees") against any and all losses,
claims, damages, liabilities or expenses (including
reasonable legal and other expenses of investigating or
defending any alleged loss, claim, damages or liabilities) to which any of the Indemnitees may become subject under the 1933
Act, the 1940 Act, or the Advisers Act, or under
any other statute, at common law or otherwise, arising out of or based on (i) any willful misfeasance, bad faith, or gross negligence of the other party in the performance of, or reckless disregard of, any of its duties or obligations hereunder, or (ii) any material breach of this Agreement by the other party.
       14.	If any provision of this Agreement shall be held
or made invalid by a court decision, statute, rule
or otherwise, the remainder of the Agreement shall not be
affected thereby.  Except to the extent governed by federal
law including the 1940 Act, this Agreement shall be governed by, and construed in accordance with, the laws of the
State of Delaware, without applying the principles of conflicts of law thereunder.
       15.	No provision of this Agreement may be changed,
discharged or terminated orally, but only by an
instrument in writing signed by the party against which
enforcement of the change, discharge or termination is
sought. No amendment of this Agreement shall be effective with respect to the Trust until approved as required by applicable law.
       16.	Each party hereby irrevocably waives, to the
fullest extent permitted by applicable law, any and all
right to trial by jury in any action, suit or legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or brought to enforce or defend any rights or remedies under this Agreement.
       17.	Any notice to be given hereunder may be given by
personal notification or by facsimile
transmission, to the party specified at the address stated
below:
To the Investment Adviser at:
Aston Asset Management, LLC
120 N. LaSalle Street, 25th Floor
Chicago, IL 60602
Attn:  Chief Executive Officer
Facsimile:  (312) 268-1380
To the Subadviser at:
Silvercrest Asset Management Group LLC
1330 Avenue of the Americas, 38th Floor
New York, NY 10019
Attn:  Office of the General Counsel
Facsimile:  212-649-0625
To a Fund or the Trust at:
Aston Funds
120 N. LaSalle Street, 25th Floor
Chicago, IL 60602
Attn:  President
Facsimile:  (312) 268-1380
or addressed as such party may from time to time designate by notice to other parties in accordance herewith.
       18.	The Subadviser agrees that for any claim by it
against a Fund in connection with this Agreement or the services rendered under this Agreement, it shall look only to assets of a Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust.
[The Remainder of Page Intentionally Left Blank]


       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

ASTON ASSET MANAGEMENT, LLC
By:	/s/ Stuart D. Bilton
Name: Stuart D. Bilton
Title:   Chief Executive Officer

SILVERCREST ASSET MANAGEMENT GROUP LLC
By:	/s/ Richard R. Hough III
Name:  Richard R. Hough III
Title:    President and CEO



SCHEDULE A
Fund                  Effective Date               Initial Term

ASTON/Silvercrest Small Cap Fund
                     May 30, 2014              December 31, 2015